Exhibit 10.1

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this “Sixth Amendment”) is made as of March     , 2015, by and between ARE-480 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and TETRAPHASE PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of November 16, 2006, as amended by that certain First Amendment to Lease dated as of September 9, 2011, as further amended by that certain Second Amendment to Lease dated as of March 15, 2012, as further amended by that certain Third Amendment to Lease dated as of September 18, 2012, as further amended by that certain Fourth Amendment to Lease dated as of November 20, 2013, and as further amended by that certain Fifth Amendment to Lease dated as of September 4, 2014 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 15,899 rentable square feet, consisting of (i) that certain “Original Premises” consisting of approximately 15,149 rentable square feet, and (ii) that certain “Expansion Premises” consisting of approximately 750 rentable square feet (collectively, the “Existing Premises”) in a building located at 480 Arsenal Street, Watertown, Massachusetts (“Building”). The Existing Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire to, among other things, amend the Lease to expand the size of the Existing Premises by adding that portion of the Building consisting of approximately 13,711 rentable square feet, as shown on Exhibit A attached to this Sixth Amendment (the “Second Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Second Expansion Premises. In addition to the Existing Premises, commencing on the Second Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Second Expansion Premises.

2.	Delivery. The “Second Expansion Premises Commencement Date” shall be April 1, 2015. Landlord shall deliver the Second Expansion Premises to Tenant on the Second Expansion Premises Commencement Date.

Except as otherwise set forth in this Sixth Amendment: (i) Tenant shall accept the Second Expansion Premises in their “as-is” condition as of the Second Expansion Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Second Expansion Premises; and (iii) Tenant’s taking possession of the Second Expansion Premises shall be conclusive evidence that Tenant accepts the Second Expansion Premises and that the Second Expansion Premises were in good condition as of the Second Expansion Premises Commencement Date.

Except as otherwise provided in this Sixth Amendment, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Second Expansion Premises, and/or the suitability of the Second Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Second Expansion Premises are suitable for the Permitted Use.

3.	Definition of Premises and Rentable Area of Premises. Commencing on the Second Expansion Premises Commencement Date, the defined terms “Premises” and “Rentable Area of Premises” on Page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: That portion of the Building containing approximately 29,610 rentable square feet, consisting of (i) approximately 15,149 rentable square feet (“Original Premises”), (ii) approximately 750 rentable square feet (“Expansion Premises”), and (iii) approximately 13,711 rentable square feet (“Second Expansion Premises”), all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises: 29,610 sq. ft.”

As of the Second Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Second Expansion Premises as shown on Exhibit A attached to this Sixth Amendment.

4.	Base Term. Commencing on the Second Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term: Commencing (i) with respect to the Original Premises on the Commencement Date, (ii) with respect to the Expansion Premises on the Expansion Premises Commencement Date, and (iii) with respect to the Second Expansion Premises on the Second Expansion Premises Commencement Date, and ending with respect to the entire Premises on November 30, 2016 (“Expiration Date”).”

5.	Base Rent.

a.	Existing Premises. Tenant shall continue to pay Base Rent with respect to the Existing Premises as provided in the Lease through the Expiration Date.

b.	Second Expansion Premises. Commencing on the Second Expansion Premises Commencement Date through March 31, 2016, Tenant shall pay Base Rent with respect to the Second Expansion Premises equal to $43.16 per rentable square foot of the Second Expansion Premises per year. Commencing on April 1, 2016, through the Expiration Date, Tenant shall pay Base Rent with respect to the Second Expansion Premises equal to $44.46 per rentable square foot of the Second Expansion Premises per year.

c.	Second Expansion Premises Additional Rent. In connection with its lease of the Second Expansion Premises pursuant to this Sixth Amendment, Tenant shall be required to pay to Landlord additional rent for the Second Expansion Premises in the amount of $283,248.00 (“Second Expansion Premises Additional Rent”), which full amount of the Second Expansion Premises Additional Rent shall be paid by Tenant to Landlord in full concurrently with Tenant’s delivery of an executed original of this Sixth Amendment to Landlord.

6.	Tenant’s Share of Operating Expenses. Commencing on the Second Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses” set forth on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Tenant’s Share of Operating Expenses: 21.04%”

7.	Miscellaneous.

a.	This Sixth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Sixth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.	Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Sixth Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

c.	This Sixth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

d.	This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Sixth Amendment attached thereto.

e.	Except as amended and/or modified by this Sixth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment. In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions of this Sixth Amendment shall prevail. Whether or not specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the day and year first above written.

LANDLORD:	ARE-480 ARSENAL STREET, LLC, a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

TENANT:

EXHIBIT A